Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42612 dated July 31, 2000, as amended by Post-Effective Amendment No. 1 dated August 8, 2000) pertaining to the ADM 401(k) and Employee Stock Ownership Plan for Salaried Employees (formerly ADM 401(k) Plan for Salaried Employees) and ADM 401(k) and Employee Stock Ownership Plan for Hourly Employees (formerly ADM 401(k) Plan for Hourly Employees) and the Registration Statements (Form S-8 No. 333-75073 dated March 26, 1999 and Form S-8 No. 333-37690 dated May 24, 2000) pertaining to the ADM 401(k) and Employee Stock Ownership Plan for Salaried Employees (as successor in interest to the ADM Employee Stock Ownership Plan for Salaried Employees) and the ADM 401(k) and Employee Stock Ownership Plan for Hourly Employees (as successor in interest to the ADM Employee Stock Ownership Plan for Hourly Employees) of our report dated June 29, 2021, with respect to the financial statements and supplemental schedules of the ADM 401(k) and Employee Stock Ownership Plan for Salaried Employees and the ADM 401(k) and Employee Stock Ownership Plan for Hourly Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP
St. Louis, Missouri
June 29, 2021